Exhibit 2(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 3 to the Registration Statement (No. 333-206730) on Form N-2 of Triton Pacific Investment Corporation, Inc. of our report dated March 27, 2017, relating to our audits of the financial statements appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in such Prospectus.

/s/ FGMK, LLC

Chicago, Illinois
April 3, 2017